UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 29, 2013, Hyperion Therapeutics, Inc. (the “Company”) exercised its option to acquire BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate and sodium benzoate) from Valeant Pharmaceuticals International, Inc. (“Valeant”) pursuant to an Amended and Restated Collaboration Agreement between the Company and Ucyclyd Pharma, Inc., (now a subsidiary of Valeant) dated March 22, 2012 (the “Collaboration Agreement”). Pursuant to the Collaboration Agreement, Valeant has 20 days to formally notify the Company whether it intends to retain rights to AMMONUL. If Valeant elects not to retain AMMONUL, the Company is obligated to pay $22 million, plus subsequent milestone and royalty payments, to Valeant. To fund this upfront payment, the Company may choose to draw on a loan commitment from Valeant, which would be payable over eight quarters. If Valeant elects to retain AMMONUL, Valeant must pay the Company $13 million upon close of the transaction, and the Company is obligated to pay subsequent milestone and royalty payments to Valeant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer